Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-93879 and No. 333-123406) pertaining to the Buell Motorcycle Company Retirement Savings Plan of our report dated June 15, 2009, with respect to the financial statements and schedule of the Buell Motorcycle Company Retirement Savings Plan in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

June 15, 2009